UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 29, 2013
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland	43240 and 8606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Exhibit 4.1
Supplement dated as of July 29, 2013 by and among Mettler-Toledo International Inc., Aviva Life and Annuity Company and Teachers Insurance and Annuity Association of America to a Note Purchase Agreement dated as of October 10, 2012 by and among Mettler-Toledo International Inc., Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited, The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Aviva Life and Annuity Company Royal Neighbors of America.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2013, Mettler-Toledo International Inc. (the “Company”) entered into a Supplement (the "Supplement") with the accredited institutional investors named therein to a Note Purchase Agreement dated as of October 10, 2012 (the “Agreement”). Pursuant to the Supplement, the Company will issue and sell, in a private placement, $50 million aggregate principal amount of its 4.10% Series 2013-A Senior Notes due September 19, 2023 (the “2013 Senior Notes”) on September 19, 2013.

The 2013 Senior Notes bear interest at a fixed rate of 4.10% and mature on September 19, 2023. Interest is payable semi-annually on March 19 and September 19 of each year, beginning on March 19, 2014. The Company may at any time prepay the 2013 Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the 2013 Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Supplement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company and its subsidiaries with respect to incurrence of liens and priority indebtedness, disposition of assets, mergers, and transactions with affiliates. The Supplement also requires the Company to maintain a consolidated interest coverage ratio of more than 3.5 to 1.0 and a consolidated leverage ratio of less than 3.5 to 1.0. The Supplement contains customary events of default with customary grace periods, as applicable.

The 2013 Senior Notes are senior unsecured obligations of the Company. The Company may use the proceeds from the sale of the Senior Notes for general corporate purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1 Supplement dated as of July 29, 2013 by and among Mettler-Toledo International Inc., Aviva Life and Annuity Company and Teachers Insurance and Annuity Association of America to a Note Purchase Agreement dated as of October 10, 2012 by and among Mettler-Toledo International Inc., Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited, The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Aviva Life and Annuity Company Royal Neighbors of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	July 29, 2013	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1
Supplement dated as of July 29, 2013 by and among Mettler-Toledo International Inc., Aviva Life and Annuity Company and Teachers Insurance and Annuity Association of America to a Note Purchase Agreement dated as of October 10, 2012 by and among Mettler-Toledo International Inc., Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited, The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Aviva Life and Annuity Company Royal Neighbors of America.